UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 30, 1996

                                 --------------


                             BEST PRODUCTS CO., INC.
             (Exact name of registrant as specified in its charter)


          Virginia                           0-24178                                54-0853592
(State or  other jurisdiction       (Commission File Number)                (I. R. S. Employer Identification No.)
      of incorporation)
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       1400 Best Plaza, Richmond, Virginia               23227-1125
    (Address of principal executive offices)             (Zip Code)


                                 (804) 261-2000
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets.

            On October 21, 1996, the bankruptcy court approved the closing of 81 stores and agreed to allow Schottenstein Bernstein Capital Group, LLC and Alco
Capital Group Inc. (the "SBA Group") to conduct the going-out-of-business sales at those locations. The court has also scheduled a hearing for November 19, 1996 to consider the proposal from the SBA group to purchase substantially all the store-related assets of Best Products. A copy of the letter sent to the Company's merchandise vendors on October 23, 1996 is attached as an exhibit hereto.



Item 5.  Other Events

            The attached letter sent to the Company's merchandise vendors
(Exhibit 99.) contains updated information regarding the Company's debtor-in-possession financing availability and a net asset analysis. The
Company believes it has sufficient liquidity to meet its post-petition obligations. All merchandise received by the Company through the closing date of the asset acquisition mentioned above will be paid for by the Company under the terms of the respective purchase orders. A copy of the letter sent to the Company's merchandise vendors on October 23, 1996 is attached as an exhibit hereto.



Item 7.  Financial Statements and Exhibits.

            (a)         Financial Statements of Business Acquired.

                        Not Applicable.

            (b)         Pro Forma Financial Information.

                        Not Applicable.

            (c)         Exhibits.

                        99.    Form Letter dated October 23, 1996 sent to the
                               Company's Merchandise Vendors.




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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             BEST PRODUCTS CO., INC.



Date: October 30, 1996                       /s/ Daniel H. Levy
                                             ------------------
                                              Daniel H. Levy
                                              Chairman and Chief
                                              Executive Officer


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                                  EXHIBIT INDEX

Exhibit
Number  Description                                               Page

99.     Form Letter dated October 23, 1996 sent to the Company's
        Merchandise Vendors.